Exhibit 99.1

Press Release
January 11, 2012	7575 W. Jefferson Blvd.
Fort Wayne, IN 46804
260.969.3500
260.969.3590 (Fax)

Steel Dynamics Announces Early Results for Its Previously Announced Tender Offer

FORT WAYNE, INDIANA, January 11, 2012 — Steel Dynamics, Inc. (the “Company”) (NASDAQ/GS: STLD) today announced that, as of 5:00 p.m., New York City time, on January 10, 2012 (the “Early Tender Deadline”), it had received tenders from holders of $278,470,000  in aggregate principal amount of its 7 3/8% Senior Notes due 2012 (the “Notes”), representing approximately 39.78% of the outstanding Notes, in connection with the Company’s previously announced cash tender offer for up to $350 million of the $700 million aggregate principal amount of the Notes (the “Offer”).  The Company will accept the Notes that have been validly tendered for purchase as of the Early Tender Deadline and the Company currently expects to make payments with respect to said Notes on or about January 12, 2012, subject to the satisfaction or waiver of the conditions specified in the Offer to Purchase.

The Company has engaged BofA Merrill Lynch as the exclusive dealer manager for the Offer.  Persons with questions regarding the Offer should be directed to BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 683-3215 (collect).    Requests for copies of the Offer to Purchase or other Offer material may be directed to D.F. King & Co., Inc., the information agent for the Offer, at (800) 290-6427 (toll-free) or (212) 269-5550 (banks and brokers).

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase with respect to any of the Notes.  The Offer is being made solely pursuant to the Offer to Purchase and accompanying Letter of Transmittal which sets forth the complete terms of the Offer which Holders of the Notes should read carefully.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains certain predictive statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These include statements regarding the Offer, payments thereunder and results therefrom.  These statements are based on the Company’s current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

More specifically, we refer you to SDI’s detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, www.sec.gov.

Forward-looking or predictive statements we make are based upon information and assumptions, concerning our businesses and the environments in which they operate, which we consider reasonable as of the date on which these statements are made. Due to the foregoing risks and uncertainties however, as well as, matters beyond our control which can affect forward-looking statements, you are cautioned not to place undue reliance on these predictive statements, which speak only as of the date of this press release. We undertake no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact: Theresa E. Wagler, Chief Financial Officer, +1.260.969.3500